Exhibit 99.1
For Immediate Release
FULL HOUSE RESORTS AMENDS NEVADA STATE BANK CREDIT FACILITY
Las Vegas, Nevada – July 1, 2009 – Full House Resorts (NYSE Amex US: FLL) announced today that it has amended its Nevada State Bank Credit Facility to increase the size of the facility by $750,000. The expanded facility size has been used to repay in full the Peters’ Family Trust promissory note. Overall debt outstanding and availability on the credit facility remain approximately the same and terms of the Nevada State Bank credit facility also remain substantially unchanged. The Company did not incur any significant cost to obtain the amendment.
“The amendment is not expected to impact the financial performance of the Company and does not affect near-term liquidity; however, it does improve the Company’s financial flexibility,” said Mark Miller, Chief Financial Officer and Chief Operating Officer of Full House.
About Full House Resorts, Inc.
Full House owns, develops and manages gaming facilities. Full House owns the Stockman’s Casino in Fallon, Nevada which has 8,400 square feet of gaming space with approximately 260 gaming machines, four table games and a keno game.  The casino has a bar, a fine dining restaurant and a coffee shop. Full House also receives a guaranteed fee from the operation of Harrington Raceway and Casino at the Delaware State Fairgrounds in Harrington, Delaware. Harrington Raceway and Casino has a total of approximately 2,100 gaming devices, a buffet, gourmet steakhouse, other food and beverage outlets and an entertainment lounge.  Full House also has a management agreement with the Nottawaseppi Huron Band of Potawatomi Indians for the development and management of a first-class casino/resort with 2,680 gaming devices, 78 table games and 12 poker tables in the Battle Creek, Michigan area, which is currently under construction and scheduled to open in early August 2009.  In addition, Full House has been working with the Northern Cheyenne Nation of Montana for the development and management of a gaming facility on tribal land.  Further information about Full House Resorts can be viewed on its web site at www.fullhouseresorts.com.

Forward-looking Statements
Some of the statements made in this release are forward-looking statements. These forward-looking statements are based upon Full House’s current expectations and projections about future events and generally relate to Full House’s plans, objectives and expectations for Full House’s business. Although Full House’s management believes that the plans and objectives expressed in these forward-looking statements are reasonable, the outcome of such plans, objectives and expectations involve risks and uncertainties including without limitation, regulatory approvals, financing sources and terms, integration of acquisitions, competition and business conditions in the gaming industry.  Additional information concerning potential factors that could affect Full House’s financial condition and results of operations is included in the reports Full House files with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.
For the foregoing reasons, readers and investors are cautioned that there also can be no assurance that the outcomes expressed in Full House’s forward-looking statements included in this release and otherwise will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such information should not be regarded as a representation or warranty by Full House or any other person that Full House’s objectives and plans will be achieved in any specified time frame, if at all. Full House does not undertake any obligation to update any forward-looking statements or to announce revisions to any forward-looking statements.
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For further information, contact:
Mark Miller, Chief Financial Officer / Chief Operating Officer
Full House Resorts, Inc.
702-221-7800
www.fullhouseresorts.com
Or
William R. Schmitt
Integrated Corporate Relations
203-682-8200
investors@fullhouseresorts.com